UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2025

WELLGISTICS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 203-6092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value per share	WGRX	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Removal of Directors

Effective as of October 1, 2025, stockholders of the Company holding a majority of the Company’s common stock, par value $0.0001 per share, acted by consent in lieu of a stockholder meeting under Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) to remove Rebecca Shanahan and Michael Peterson from the board of directors, effective immediately. At the time of their respective removals, Ms. Shanahan served on the Ethics Committee and Mr. Peterson served as the chair of the Audit Committee.

Director Resignations

On October 2, 2025, Donald Anderson advised the Company that he was resigning from his position as a member of the board of directors effective immediately. Mr. Anderson indicated that his decision to resign was a result of his inability commit the time and focus needed to serve on the board of directors going forward. Mr. Anderson did not advise the Company of any dispute or disagreement with the Company, the Company’s management or the Company’s board of directors on any matter relating to the Company’s operations, policies, or practices. At the time of his resignation, Mr. Anderson served on the Nominating Committee.

Election of Directors

Effective as of October 2, 2025, the remaining member of the board of directors acted by consent in lieu of a meeting of the board of directors under Section 141(f) of the DGCL to elect Donald Fell, Prashant Patel, Steven D. Lee, and Howard Doss (together, the “Newly Elected Directors”) to the board of directors to serve as directors. The board of directors has since appointed Mr. Fell to serve on the Nominating Committee and Compensation Committee of the board of directors, Mr. Lee to serve on the Ethics Committee of the board of directors, and Mr. Doss to serve as the chairman on the Audit Committee of the board of directors. Mr. Fell, Mr. Lee, and Mr. Doss will be “independent” directors as defined under applicable rules of NASDAQ and the SEC.

Pursuant to the policies of the Company, each non-employee director will receive an annual cash retainer of $120,000, payable at the director’s election in cash or shares of Common Stock. These retainers are paid quarterly in arrears on or before the fifteenth (15th) business day following the end of each calendar quarter. Each non-employee director also receives an annual equity award of 60,000 shares of Common Stock under the Company’s Amended and Restated 2023 Equity Incentive Plan. These shares of Common Stock are to be issued annually in arrears on or before the fifteenth (15th) business day following the end of each calendar year. Non-employee directors are also reimbursed for reasonable travel expenses in connection with their attendance at board of director and committee meetings. Upon appointment, each non-employee directors will receive 200,000 restricted shares of Common Stock, vesting in equal installments over three (3) years.

There are no transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K related to the Newly Elected Directors.

Further, there are no family relationships among any of the Company’s directors, executive officers and any of the Newly Elected Directors.

Mr. Patel is not independent as a result of his position as President of the Corporation as detailed below.

Appointment of President

October 3, 2025, Prashant Patel was appointed as the President of the Company by the board of directors.

Mr. Patel previously served as a Director, Chief Strategy Officer and Vice Chairman of the Board of Directors of the Company from 2023 until his resignation on August 8, 2025 . Mr. Patel served on the board of Scienture from its acquisition of TRxADE Group, Inc., a Nevada corporation on January 8, 2014, until January 16, 2025. He is an entrepreneur and a registered Pharmacist with experience in multiple aspects of the pharmaceutical supply chain. He started several starts ups including Retail/Community Pharmacy before expanding into pharmaceuticals distribution and sales, focusing on pharmaceutical disposal and reverse distribution. He has also been a consultant to several return logistics pharmaceutical companies over the years. Mr. Patel possesses an excellent vision to bring transparency, efficiency and cost benefits to US pharmaceutical channel partners. After graduating with a BPharm from University of Nottingham/UK, Mr. Patel completed MSC in Transport, Trade & Finance from Cass Business School, City University, UK.

There are no arrangements or understandings between Mr. Patel and any other person pursuant to which he was appointed as the President and as a director, and he has no transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K. Further, there are no family relationships among any of the Company’s directors, executive officers and Mr. Patel.

There are no family relationships between Mr. Patel and any director, executive officer or nominees thereof of the Company. There are no related party transactions between the Company and Mr. Patel that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In connection with his appointment as President, effective as of the Commencement Date, the Company and Mr. Patel entered into an employment agreement (the “Patel Employment Agreement”) that provides for Mr. Patel to be paid an annual salary of $400,000 per year. Mr. Patel also is eligible for a discretionary bonus as determined by the Company’s Board of Directors. Mr. Patel is eligible for other employee benefits in accordance with the Company’s policies and plans.

The Patel Employment Agreement is effective for 3 years and will be automatically renewed for successive three-year terms unless either party provides written notice of an intention to terminate employment.

A copy of the Patel Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the terms of the Patel Employment Agreement is subject to, and qualified in its entirety by, such document.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Employment Agreement dated as of Octobre 3, 2025 by and between Prashant Patel and the Corporation
17	Director Resignation Letter dated as of October 2, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2025	WELLGISTICS HEALTH, INC.

	By:	/s/ Prashant Patel
Prashant Patel, President